UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 5, 2014

Date of Report (Date of earliest event reported)

bebe stores, inc.

(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Valley Drive

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

(415) 715-3900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

a) On November 5, 2014, our Annual Meeting of Shareholders was held in Brisbane, California. There were 79,611,677 shares of our common stock outstanding and entitled to vote at the meeting, and of such shares, there were 73,079,317 shares present in person or represented by proxy at the meeting.

b) The following directors were elected:

	For	Withheld
Brett Brewer	56,558,766	4,481,294
Corrado Federico	54,193,842	6,846,218
Robert Galvin	56,571,948	4,486,112
Seth Johnson	56,557,413	4,482,647
Blair Lambert	56,586,171	4,471,889
Manny Mashouf	56,492,358	4,547,702

There were no abstentions. Biographical reference and Committee assignments listed below. *

c) The advisory resolution approving the compensation of our named executive officers as presented in the most recently filed proxy statement was approved with 47,739,399 votes in favor and 10,939,725 votes against. There were 2,360,936 abstentions.

d) The proposal to increase the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 3,000,000 shares from 22,113,750 shares to a total of 25,113,750 shares was approved with 46,207,093 votes in favor and 12,489,121 votes against. There were 2,343,846 abstentions.

e) The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 4, 2015 was approved with 70,726,913 votes in favor and 2,327,016 votes against. There were 25,388 abstentions.

* Biographical information on each director is found in our most recent Form 10K filing (filed 9/18/14), with the exception of Robert Galvin whose biographical information is included in our most recent Form DEF 14a filing (filed 10-24-14).

Subsequent to this election of directors, the Board filled its Committee posts as follows:

Audit Committee	Brett Brewer Bob Galvin Seth Johnson Blair Lambert (Chair)
Compensation Committee	Corrado Federico Bob Galvin Seth Johnson (Chair) Blair Lambert
Governance Committee	Brett Brewer (Chair) Corrado Federico Seth Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2014	bebe stores, inc.
	By:	/s/ Larry Smith

	Name:	Larry Smith
	Title:	Senior Vice President, General Counsel